SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2013

Contango Oil & Gas Company
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (I.R.S. Employer Identification No.)

717 Texas Ave., Suite 2900
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 236-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2013 (the “Prior 8-K”), on October 1, 2013, Crimson Exploration Inc., a Delaware corporation (“Crimson”) became a wholly-owned subsidiary of Contango Oil & Gas Company, a Delaware corporation (“Contango” or the "Company") as a result of the merger of Contango Acquisition, Inc., a Delaware corporation, and a direct, wholly-owned subsidiary of Contango (“Merger Sub”), with and into Crimson (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of April 29, 2013, by and among Contango, Crimson and Merger Sub (the “Merger Agreement”). This Form 8-K/A amends the Prior 8-K for the purpose of furnishing revised pro forma financial statements that give effect to the merger.

Financial statements for Crimson for the three and nine months ended September 30, 2013 were previously filed within the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2013.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Financial statements for Crimson for the three and nine months ended September 30, 2013 were previously filed within the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2013.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2013 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2013 and the three months ended September 30, 2013 are attached hereto as Exhibit 99.1 and are incorporated herein by reference. These unaudited pro forma financial statements give effect to the Merger on the basis, and subject to the assumptions, set forth therein in accordance with Article 11 of Regulation S-X.

(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K/A:

Exhibit No.        Description of Document_______________________________________

99.1
Unaudited Pro forma condensed combined balance sheet of Contango Oil & Gas Company as of September 30, 2013, and unaudited pro forma condensed combined statements of operations of Contango Oil & Gas Company for the year ended June 30, 2013 and the three months ended September 30, 2013, giving effect to the merger of Contango Acquisition Inc., with and into Crimson Exploration Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL AND GAS COMPANY

By: /s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Dated: December 13, 2013